NEWS RELEASE

C&J Energy Services Announces Third Quarter 2018 Results

HOUSTON, TEXAS, November 1, 2018 – C&J Energy Services, Inc. (“C&J” or the “Company”) (NYSE: CJ) today announced financial and operating results for the third quarter ended September 30, 2018.

Third Quarter 2018 and Recent Highlights

•	Revenue increased 28.3% year-over-year to $567.9 million with flat net income of $10.4 million and Adjusted EBITDA(1) increasing 65.8% to $72.8 million

•	Initiated share buyback program acquiring approximately 993,000 shares for $20.3 million

•	Reduced 2018 capital expenditure program by $120.0 million at the mid-point for the year

•	Reduced SG&A expense approximately 16% year-over-year and sequentially

•	Idled two horizontal frac fleets during the third quarter

Third Quarter 2018 Financial Results

For the third quarter 2018, revenue totaled $567.9 million, an increase of 28.3% compared to the third quarter of 2017, and a decrease of 7.0% from the second quarter of 2018. We reported third quarter 2018 net income of $10.4 million, or $0.16 per diluted share, compared to net income of $10.5 million, or $0.17 per diluted share, in the third quarter of 2017, and net income of $28.5 million, or $0.42 per diluted share, in the second quarter of 2018.

(USD in thousands, except per share amounts)
	Three Months Ended			Change
	September 30, 2018	June 30, 2018	September 30, 2017	Sequential	Year-on-year

Revenue	$567,924	$610,521	$442,652	(7.0)%	28.3%
Net income	10,433	28,496	10,484	(63.4)%	(0.5)%
Adjusted net income(1)	10,562	34,147	11,363	(69.1)%	(7.0)%
Operating income	9,376	30,894	6,412	(69.7)%	46.2%
EBITDA(1)	70,346	84,175	43,799	(16.4)%	60.6%
Adjusted EBITDA(1)	72,802	87,776	43,899	(17.1)%	65.8%
EPS	$0.16	$0.42	$0.17	(61.9)%	(5.9)%
Adjusted EPS(1)	$0.16	$0.51	$0.18	(68.6)%	(11.1)%

The year-over-year increase was primarily driven by additional asset deployment and higher activity levels and pricing in our core businesses. The sequential decrease in our financial results was mainly due to customer job delays and lower overall utilization in our fracturing business, as well as utilization declines in our other completion-oriented businesses late in the third quarter of 2018.

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We reported Adjusted Net Income(1) of $10.6 million, or $0.16 per diluted share, for the third quarter of 2018 compared to Adjusted Net Income of $11.4 million, or $0.18 per diluted share, for the third quarter of 2017, and Adjusted Net Income of $34.1 million, or $0.51 per diluted share, in the second quarter of 2018. We reported third quarter 2018 EBITDA(1) of $70.3 million compared to EBITDA of $43.8 million in the third quarter of 2017, and EBITDA of $84.2 million in the second quarter of 2018. During the third quarter of 2018, Adjusted EBITDA(1) totaled $72.8 million compared to Adjusted EBITDA of $43.9 million in the third quarter of 2017, and Adjusted EBITDA of $87.8 million in the second quarter of 2018. Please refer to footnote (1) for further information on these non-GAAP financial measures.

“We were encouraged by the progress that most of our service lines made during the first two months of the third quarter. However, the lack of customer urgency we experienced in our fracturing business late in the second quarter continued into the third quarter. The takeaway constraints in West Texas and customer budget exhaustion created activity gaps in our frac calendar throughout the third quarter, leading to declining utilization in our fracturing business. Our other completion-oriented businesses started the quarter strong but were impacted by the overall slowdown in customer spending that affected the industry as a whole towards the end of the quarter. In line with our returns focused strategy, we responded quickly to the changing market conditions by idling two horizontal frac fleets, both of which can be reactivated quickly when customer demand increases with the anticipated improvement in completion activity in early 2019. Our Well Construction and Intervention Services segment performed well during the quarter with a stable drilling rig count and continued firm demand for large diameter coiled tubing. Our Well Support Services segment grew both year-over-year and sequentially even with our results being impacted by weather-driven delays in South Texas and project start-up costs related to recent contract wins with major integrated customers in California and West Texas,” commented C&J’s President and Chief Executive Officer, Don Gawick.

“As we turn our attention to the fourth quarter, we expect continued softness in customer demand for our completion-oriented businesses and year-end seasonality to result in lower utilization for most of our core businesses. We are continuing to manage our costs while being careful to preserve our ability to quickly respond when customers are ready to increase activity levels in the new year. We will remain disciplined with our capital deployment strategy, maintaining spending in line with projected profitability, generating strong cash flow, and preserving a strong balance sheet. During the third quarter, we continued to fund our capital expenditure program with cash from operations, and we generated $22.1 million of free cash flow in the second quarter of 2018, which we used to purchase just over $20 million of C&J common stock in the open market. In 2019, we expect additional share repurchases to be part of our capital allocation strategy as free cash flow is generated and we continue to focus on returning value to shareholders.

“Finally, I am proud to introduce our new Chief Financial Officer, Jan Kees van Gaalen. Jan Kees is a veteran of the energy industry and brings a rigorous approach to the CFO role. He also brings a diverse set of skills with extensive experience and expertise in identifying and executing key initiatives, which will support the continued growth and strategic direction of C&J. We are very excited to have such an experienced financial professional join our team, especially as we continue to focus on streamlining our cost structure, creating shareholder value and delivering long-term, sustainable growth.”

Business Segment Results

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Completion Services

In our Completion Services segment, we generated third quarter 2018 revenue of $373.3 million, an increase of 20.8% compared to revenue of $309.1 million generated in the third quarter of 2017, and a decrease of 9.6% compared to second quarter 2018 revenue of $412.9 million. For the third quarter of 2018, we reported net income of $30.9 million resulting in Adjusted EBITDA of $66.1 million. This is compared to net income of $40.2 million resulting in Adjusted EBITDA of $61.5 million for the third quarter of 2017, and net income of $54.1 million resulting in Adjusted EBITDA of $83.3 million for the second quarter of 2018.

Revenue and profitability increased year-over-year in our Completion Services segment due to additional asset deployment and higher utilization and pricing, but decreased sequentially due to lower utilization and pricing softness, primarily in our fracturing business. Despite re-dedicating two spot fleets to dedicated customers in the third quarter, we experienced an increased number of activity gaps in our fracturing calendar, primarily due to customer budget exhaustion and achievement of annual production targets. In response, and in-line with our returns focused strategy, we idled two horizontal frac fleets during the third quarter, which we plan to redeploy once customer demand and market conditions improve. In our wireline and pumping businesses, we entered the third quarter experiencing strong customer demand and pricing momentum; however, industry wide frac activity gaps eventually caused both revenue and profitability to soften.

Well Construction and Intervention Services

In our Well Construction and Intervention Services ("WC&I") segment, we generated third quarter 2018 revenue of $95.7 million, an increase of 167.0% compared to revenue of $35.8 million generated in the third quarter of 2017, which was the result of the expansion of our cementing business with the acquisition of O-Tex Holdings, Inc. and its subsidiaries in November 2017. Third quarter 2018 revenue decreased 3.5% compared to revenue of $99.1 million generated in the second quarter of 2018. For the third quarter of 2018, we reported net income of $7.1 million resulting in Adjusted EBITDA of $17.1 million. This compared to net income of $4.7 million resulting in Adjusted EBITDA of $7.5 million for the third quarter of 2017, and net income of $8.6 million resulting in Adjusted EBITDA of $19.6 million for the second quarter of 2018.

The deployment of additional assets and the acquisition of O-Tex caused both revenue and profitability in our Well Construction and Intervention Services segment to increase year-over-year, but third quarter revenue and profitability decreased sequentially due to unexpected coiled tubing equipment downtime, weather-driven delays in South Texas and lower utilization in our cementing business associated with the transition of people and equipment to our new cementing facility in West Texas. In our coiled tubing business, we experienced periods of unexpected downtime with three large diameter units and weather-driven delays in South Texas in late September. Demand for large diameter coil remained strong, accounting for the vast majority of the revenue and profitability generated in our coiled tubing business during the third quarter.

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Well Support Services

In our Well Support Services segment, we generated third quarter 2018 revenue of $99.0 million an increase of 1.3% compared to revenue of $97.7 million generated in the third quarter of 2017, and an increase of 0.5% compared to revenue of $98.5 million generated in the second quarter of 2018. For the third quarter of 2018, we reported a net loss of $(5.8) million resulting in Adjusted EBITDA of $10.8 million. This compared to a net loss of $(8.1) million resulting in Adjusted EBITDA of $0.8 million for third quarter of 2017, and a net loss of $(3.6) million resulting in Adjusted EBITDA of $10.9 million for the second quarter of 2018.

Year-over-year segment revenue and profitability increased primarily due to higher pricing for our services. The prior year period still contained the results from our Canadian rig services business that we divested in November 2017, without which would have resulted in even greater year-over-year improvement due to better performance in our U.S. operations in the recent quarter. Third quarter of 2018 segment revenue increased, but profitability decreased slightly sequentially due to prolonged downtime during the Fourth of July week, project start-up costs from work won late in the second quarter and inclement weather in September that negatively affected both our Mid-Continent and Texas operations. In our rig services business, we deployed additional workover rigs into our core operating basins of California and West Texas, and we exited the quarter with our highest deployed rig count of 2018. Special services revenue and profitability remained strong due to increased plug and abandonment activity originating from our rig services business in select core basins. In our fluids management business, we experienced increased demand in certain basins and deployed additional trucks in California, which was primarily offset by lower activity levels in West Texas and weather-driven delays in the Mid-Continent and Texas late in the third quarter.

Other Financial Information

Our selling, general and administrative ("SG&A") expense in the third quarter of 2018 was $49.9 million, compared to $59.6 million in the third quarter of 2017, and $59.9 million in the second quarter of 2018. The sequential decline was the result of managing our cost structure, primarily by lowering both labor and employee-related costs and general corporate overhead. Excluding non-routine costs, Adjusted SG&A(1) as a percentage of revenue decreased sequentially from 9.4% to 8.7%, as we quickly took action to effectively manage our cost structure in light of the current market conditions, achieving 70 basis points of operating leverage even with the sequential decline in revenue.

Depreciation and amortization expense in the third quarter of 2018 was $60.7 million, compared to $36.3 million in the third quarter of 2017, and $54.4 million in the second quarter of 2018. The sequential increase was driven by increased capital expenditures associated with new and refurbished equipment placed into service during the second and third quarters of 2018.

Liquidity and Capital Expenditures

As of September 30, 2018, we had a cash balance of $75.9 million and no borrowings drawn on our credit facility. We exited the third quarter with borrowing capacity of $316.8 million, resulting in $392.7 million of total liquidity as of September 30, 2018. Additionally, in the third quarter we purchased 993,049 shares of C&J common stock at an average price of $20.47 per share for approximately $20.3 million during the third quarter. The stock repurchases were made as part of the Company's $150 million stock repurchase program previously announced on August 2, 2018.

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Capital expenditures totaled $88.5 million during the third quarter of 2018, compared to $92.8 million in the second quarter of 2018 and $78.9 million in the third quarter of 2017. Capital expenditures remained elevated as we deployed three refurbished frac fleets and select new-build equipment in our other completion-oriented businesses during the second and third quarters. We expect fourth quarter capital expenditures to decline and our revised 2018 capital expenditure budget is expected to range between $315 million and $325 million.

Forward Outlook

The market conditions we experienced in our completion-oriented businesses late in the third quarter have continued to soften, and we are not anticipating material improvement in customer demand that would result in higher activity levels and improved financial results in our Completion Services segment during the fourth quarter of 2018. In response to these challenges, we will continue to actively manage our cost structure and reduce capital spending to be more in line with our expected profitability. Based on recent customer indications, we believe customer demand for our completion-oriented businesses will improve in 2019. Even though we believe the fourth quarter of 2018 will be challenging, especially for our fracturing business, we are growing more confident that we will experience meaningful improvement in all of our core businesses in the first half of 2019.

Conference Call Information

We will host a conference call on Thursday, November 1, 2018 at 10:00 a.m. ET / 9:00 a.m. CT to discuss our third quarter 2018 financial and operating results. Interested parties may listen to the conference call via a live webcast accessible on our website at www.cjenergy.com or by calling U.S. (Toll Free): 1-855-560-2574 or International: 1-412-542-4160 and asking for the “C&J Energy Services' Earnings Call.” Please dial-in ten to fifteen minutes before the scheduled call time to avoid any delays entering the earnings call. An archive of the webcast will be available shortly after the call on our website at www.cjenergy.com for twelve months following the call. A replay of the call will also be available for one week by calling U.S. (Toll Free): 1-877-344-7529 or International: 1-412-317-0088, using the access code: 10124709.

About C&J Energy Services

C&J Energy Services is a leading provider of well construction and intervention, well completion, well support and other complementary oilfield services and technologies to oil and gas exploration and production companies throughout the United States. We are a completions-focused service provider offering a diverse, integrated suite of services across the life cycle of the well, including hydraulic fracturing, cased-hole wireline and pumping, cementing, coiled tubing, rig services, fluids management, other completions logistics, and specialty well site support services. We are headquartered in Houston, Texas and operate across all active onshore basins of the continental United States. For additional information about C&J, please visit www.cjenergy.com.

C&J Energy Services Investor Contact
Daniel E. Jenkins

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Vice President – Investor Relations
investors@cjenergy.com
1-713-260-9986

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address circumstances, activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. In addition, words such as “anticipate,” “believe,” “ensure,” “expect,” “if,” “once” “intend,” “plan,” “focus,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” variations of such words and similar expressions that convey the uncertainty of future events or outcomes are intended to identify forward-looking statements. Forward-looking statements contained in this news release, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things: our ability to successfully integrate the O-Tex cementing business with our own; our operating cash flows, the availability of capital and our liquidity; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, including due to declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by our customers; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; pressure on pricing for our core services, including due to competition and industry and/or economic conditions, which may impact, among other things, our ability to implement price increases or maintain pricing on our core services; the loss of, or interruption or delay in operations by, one or more customers; the failure by one or more of our customers to pay amounts when due, or at all; changes in customer requirements in markets or industries we serve; costs, delays, compliance requirements and other difficulties in executing our short-and long-term business plans and growth strategies; the effects of recent or future acquisitions on our business, including our ability to successfully integrate our operations and the costs incurred in doing so; business growth outpacing the capabilities of our infrastructure; operating hazards inherent in our industry, including the possibility of accidents resulting in personal injury or death, property damage or environmental damage; adverse weather conditions in oil or gas producing regions; the loss of, or interruption or delay in operations by, one or more of our key suppliers; the effect of environmental and other governmental regulations on our operations, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our hydraulic fracturing services; the incurrence of significant costs and liabilities resulting from litigation; the incurrence of significant costs and liabilities or severe restrictions on our operations o

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r the inability to perform certain operations resulting from a failure to comply, or our compliance with, new or existing regulations; the effect of new or existing regulations, industry and/or commercial conditions on the availability of and costs for raw materials, consumables and equipment; the loss of, or inability to attract, key management personnel; a shortage of qualified workers; damage to or malfunction of equipment; our ability to maintain sufficient liquidity and/or obtain adequate financing to allow us to execute our business plan; and our ability to comply with covenants under our new credit facility.

C&J cautions that the foregoing list of factors is not exclusive. For additional information regarding known material factors that could cause our actual results to differ from our present expectations and projected results, please see our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

_________________________

(1)
Adjusted Net Income (Loss) is defined as net income (loss) plus the after-tax amount of acquisition-related costs and other non-routine items. Adjusted Net Income (Loss) per diluted share is calculated as Adjusted Net Income (Loss) divided by diluted weighted average common shares outstanding. EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, other income (expense), gain or loss on disposal of assets, acquisition-related costs and other non-routine items. Management believes that Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA on a consolidated basis are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results. Adjusted SG&A is defined as selling, general and administrative expenses plus adjustments for acquisition-related costs and other non-routine items. For a reconciliation of net income (loss) to each of Adjusted Net Income (Loss), EBITDA and Adjusted EBITDA, as well as a reconciliation of SG&A to Adjusted SG&A, please see the tables at the end of this press release.

(2)
Adjusted EBITDA at the segment level is not considered to be a non-GAAP financial measure as it is our segment measure of profit or loss and is required to be disclosed under GAAP pursuant to ASC 280. Reconciliations of Adjusted EBITDA from net income at a segment level are being provided as supplemental financial information.

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenue	$567,924	$610,521	$442,652	$1,731,445	$1,146,989

Costs and expenses:
Direct costs	445,466	463,602	339,980	1,328,065	912,197
Selling, general and administrative expenses	49,870	59,908	59,639	175,714	182,896
Research and development	1,294	1,681	1,674	4,847	4,944
Depreciation and amortization	60,748	54,387	36,271	161,478	100,709
(Gain) loss on disposal of assets	1,170	49	(1,324)	730	(10,517)
Operating income (loss)	9,376	30,894	6,412	60,611	(43,240)
Other income (expense):
Interest expense, net	(669)	(2,185)	(171)	(3,282)	(1,276)
Other income (expense), net	222	(1,106)	1,116	(264)	1,221
Total other income (expense)	(447)	(3,291)	945	(3,546)	(55)
Income (loss) before income taxes	8,929	27,603	7,357	57,065	(43,295)
Income tax benefit	(1,504)	(893)	(3,127)	(2,457)	(8,756)
Net income (loss)	$10,433	$28,496	$10,484	$59,522	$(34,539)
Net income (loss) per common share:
Basic	$0.16	$0.42	$0.17	$0.89	$(0.57)
Diluted	$0.16	$0.42	$0.17	$0.89	$(0.57)
Weighted average common shares outstanding:
Basic	67,008	67,268	62,697	67,153	60,188
Diluted	67,021	67,268	62,704	67,184	60,188

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,903	$113,887
Accounts receivable, net of allowance of $5,319 at September 30, 2018 and $4,269 at December 31, 2017	422,220	367,906
Inventories, net	73,194	77,793
Prepaid and other current assets	24,273	33,011
Total current assets	595,590	592,597
Property, plant and equipment, net of accumulated depreciation of $280,845 at September 30, 2018 and $133,755 at December 31, 2017	772,616	703,029
Other assets:
Goodwill	146,015	147,515
Intangible assets, net	117,258	123,837
Deferred financing costs, net of accumulated amortization of $2,693 at September 30, 2018 and $608 at December 31, 2017	4,805	3,379
Other noncurrent assets	38,428	38,500
Total assets	$1,674,712	$1,608,857
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$183,287	$138,624
Payroll and related costs	46,420	52,812
Accrued expenses	56,933	67,414
Total current liabilities	286,640	258,850
Deferred tax liabilities	793	3,917
Other long-term liabilities	26,551	24,668
Total liabilities	313,984	287,435
Commitments and contingencies
Stockholders' equity
Common stock, par value of $0.01, 1,000,000,000 shares authorized, 67,338,845 and 68,546,820 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	674	686
Additional paid-in capital	1,291,592	1,298,859
Accumulated other comprehensive loss	(357)	(580)
Retained earnings	68,819	22,457
Total stockholders' equity	1,360,728	1,321,422
Total liabilities and stockholders’ equity	$1,674,712	$1,608,857

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net income (loss)	$59,522	$(34,539)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	161,478	100,709
Deferred income taxes	(2,986)	—
Provision for doubtful accounts	1,807	3,648
Equity (earnings) loss from unconsolidated affiliate	1,092	76
(Gain) loss on disposal of assets	730	(10,517)
Share-based compensation expense	15,242	22,109
Amortization of deferred financing costs	2,086	430
Changes in operating assets and liabilities:
Accounts receivable	(57,640)	(207,907)
Inventories	(1,526)	(20,441)
Prepaid expenses and other current assets	10,853	11,222
Accounts payable	27,326	45,018
Payroll related costs and accrued expenses	(21,059)	24,629
Income taxes receivable	4,552	2,108
Other	(1,180)	2,621
Net cash provided by (used in) operating activities	200,297	(60,834)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(244,263)	(151,445)
Proceeds from disposal of property, plant and equipment and non-core service lines	30,379	36,741
Business acquisition purchase price adjustment	1,500	—
Net cash used in investing activities	(212,384)	(114,704)
Cash flows from financing activities:
Financing costs	(3,511)	(1,739)
Proceeds from issuance of common stock, net of offering costs	—	215,920
Employee tax withholding on restricted stock vesting	(2,190)	(3,842)
Shares repurchased and retired	(20,331)	—
Net cash provided by (used in) financing activities	(26,032)	210,339
Effect of exchange rate changes on cash	135	(2,919)
Net increase (decrease) in cash and cash equivalents	(37,984)	31,882
Cash and cash equivalents, beginning of period	113,887	181,242
Cash and cash equivalents, end of period	$75,903	$213,124

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net income	$10,433	$28,496	$10,484
Adjustments, net of tax:
Acquisition-related and other transaction costs	—	243	879
Severance and business divestiture costs	129	1,150	—
Charges related to financial restructuring	—	2,750	—
Non-cash deferred financing charge	—	1,508	—
Adjusted net income	$10,562	$34,147	$11,363
Per common share:
Net income diluted	$0.16	$0.42	$0.17
Adjusted net income diluted	$0.16	$0.51	$0.18

Diluted weighted average common shares outstanding	67,021	67,268	62,704

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF SG&A TO ADJUSTED SG&A
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
SG&A	$49,870	$59,908	$59,639
Acquisition-related and other transaction costs	—	(243)	(879)
Severance and business divestiture costs	(104)	(40)	—
Restructuring costs	(226)	(2,163)	(1,661)
Adjusted SG&A	$49,540	$57,462	$57,099

Revenue	$567,924	$610,521	$442,652
Adjusted SG&A as a percentage of revenue	8.7%	9.4%	12.9%

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C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income (loss)	$10,433	$28,496	$10,484	$59,522	$(34,539)
Interest expense, net	669	2,185	171	3,282	1,276
Income tax benefit	(1,504)	(893)	(3,127)	(2,457)	(8,756)
Depreciation and amortization	60,748	54,387	36,271	161,478	100,709
EBITDA	70,346	84,175	43,799	221,825	58,690
Other (income) expense, net	(222)	1,106	(1,116)	264	(1,221)
(Gain) loss on disposal of assets	1,170	49	(1,324)	730	(10,517)
Acquisition-related and other transaction costs	—	243	879	970	1,184
Severance and business divestiture costs	1,282	40	—	7,461	513
Restructuring costs	226	2,163	1,661	3,013	9,285
Share-based compensation expense acceleration	—	—	—	—	15,658
Adjusted EBITDA	$72,802	$87,776	$43,899	$234,263	$73,592

Page	13	of	16

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA(2)
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2018
	Completion Services	WC&I	Well Support Services	Corporate / Elimination	Total
Net income (loss)	$30,940	$7,071	$(5,832)	$(21,746)	$10,433
Interest expense, net	—	—	24	645	669
Income tax benefit	—	—	—	(1,504)	(1,504)
Depreciation and amortization	32,394	10,752	16,248	1,354	60,748
Other (income) expense, net	178	—	(187)	(213)	(222)
(Gain) loss on disposal of assets	1,394	(682)	458	—	1,170
Acquisition-related and other transaction costs	—	—	17	(17)	—
Severance and business divestiture costs	1,218	—	64	—	1,282
Restructuring costs	—	—	—	226	226
Adjusted EBITDA	$66,124	$17,141	$10,792	$(21,255)	$72,802

Page	14	of	16

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA(2)
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2018
	Completion Services	WC&I	Well Support Services	Corporate / Elimination	Total
Net income (loss)	$54,109	$8,625	$(3,645)	$(30,593)	$28,496
Interest expense, net	—	—	18	2,167	2,185
Income tax benefit	—	—	—	(893)	(893)
Depreciation and amortization	29,310	9,931	14,014	1,132	54,387
Other (income) expense, net	1,255	(227)	103	(25)	1,106
(Gain) loss on disposal of assets	(1,422)	1,202	269	—	49
Acquisition-related and other transaction costs	—	101	134	8	243
Severance and business divestiture costs	—	—	40	—	40
Restructuring costs	—	—	—	2,163	2,163
Adjusted EBITDA	$83,252	$19,632	$10,933	$(26,041)	$87,776

Page	15	of	16

C&J ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA(2)
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2017
	Completion Services	WC&I	Well Support Services	Corporate / Elimination	Total
Net income (loss)	$40,226	$4,659	$(8,095)	$(26,306)	$10,484
Interest expense, net	189	—	(100)	82	171
Income tax benefit	—	—	—	(3,127)	(3,127)
Depreciation and amortization	19,788	2,826	12,490	1,167	36,271
Other (income) expense, net	980	—	(1,979)	(117)	(1,116)
(Gain) loss on disposal of assets	361	(143)	(1,541)	(1)	(1,324)
Acquisition-related and other transaction costs	—	—	—	879	879
Restructuring costs	—	133	10	1,518	1,661
Adjusted EBITDA	$61,544	$7,475	$785	$(25,905)	$43,899

Page	16	of	16